As filed with the Securities and Exchange Commission on February 5, 2013

Registration No. 333-184121

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AutoGenomics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3826	80-0252299
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2980 Scott Street

Vista, California 92081

(760) 477-2248

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Fareed Kureshy

President and Chief Executive Officer

AutoGenomics, Inc.

2980 Scott Street

Vista, California 92081

(760) 477-2248

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to:

Todd A. Hentges Timothy R. Rupp Bingham McCutchen LLP 600 Anton Boulevard, 18th Floor Costa Mesa, CA 92626-7653 (714) 830-0600	Charles S. Kim Sean M. Clayton Cooley LLP 4401 Eastgate Mall San Diego, CA 92121-1909 (858) 550-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Explanatory Note

AutoGenomics, Inc. has prepared this Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-184121) for the purpose of filing with the Securities and Exchange Commission Exhibit 4.1 to the Registration Statement and amending the disclosures in the Exhibit Index to the Registration Statement. This Amendment No. 5 does not modify or change any provision of, or add to, the Prospectus that forms a part of the Registration Statement (such Prospectus is not included herein) or to Items 13, 14, 15, 16 or 17 of Part II of the Registration Statement.

Part II

Information Not Required in Prospectus

Item 13. Other expenses of issuance and distribution.

The table below lists various expenses, other than underwriting discounts and commissions, we expect to incur in connection with the sale and distribution of the securities being registered hereby. All the expenses are estimates, except the Securities and Exchange Commission registration fee, the FINRA filing fee and the NASDAQ listing fee.

Type	Amount
Securities and Exchange Commission Registration Fee	$8,936
FINRA Filing Fee	$10,250
NASDAQ Fee	$150,000
Legal Fees and Expenses	$1,250,000
Accounting Fees and Expenses	$332,000
Printing and Engraving Expenses	$385,000
Transfer Agent and Registrar Fees	$7,500
Miscellaneous Expenses	$6,314

Total	$2,150,000

Item 14. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law, or DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation eliminates this liability.

Section 145 of the DGCL provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Our certificate of incorporation and bylaws provide for indemnification of our officers, directors, employees and agents to the extent and under the circumstances permitted under the DGCL.

The Underwriting Agreement (Exhibit 1.1) provides for indemnification by the underwriters of us, our directors and officers, and by us of the underwriters, for some liabilities arising under the Securities Act, and affords some rights of contributions with respect thereto.

We have executed indemnification agreements with each of our directors and each of our executive officers. These agreements provide indemnification to our directors and executive officers under certain circumstances for acts or omissions that may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

Since June 30, 2009, we have issued the following securities that were not registered under the Securities Act of 1933, as amended:

(a) Stock Option Grants

From January 1, 2009 through December 31, 2012, we granted stock options to our employees, directors and consultants pursuant to which the optionees may purchase up to an aggregate of 1,250,673 shares of our common stock at a weighted average exercise price of $6.00 per share. Of the options we granted during this period, options to purchase a total of 157,702 shares have been forfeited or cancelled. In January 2013, we granted stock options to our employees, directors and consultants pursuant to which the optionees may purchase up to an aggregate of 232,617 shares of our common stock at an exercise price of $9.85 per share. The sale and issuance of the stock options were exempt from registration under Section 4(2) of the Securities Act or Rule 701 under the Securities Act.

(b) Issuances of Common Stock

From January 1, 2009 through December 31, 2012, we issued and sold 246,480 shares of our common stock to our employees, directors and consultants upon the exercise of stock options at a weighted average exercise price of $1.14 per share for an aggregate exercise price equal to approximately $278,795. In January 2013 we issued and sold 11,220 shares of common stock to employees upon the exercise of stock options at an exercise price of $0.38 per share. These underlying stock options were granted between December 2000 and August 2011 pursuant to our equity incentive compensation plans and agreements.

In August 2010 we issued and sold 19,800 shares of our common stock to one of our board members at an exercise price of $1.52 per share, for an aggregate exercise price of $30,000, pursuant to the exercise by such board member of a then outstanding warrant to purchase such shares that was issued in August 2005.

In December 2012, we issued 29,700 shares of our common stock to the landlord for our Vista, CA facility in connection with an amendment and forbearance agreement that we entered into with the landlord. This amendment and forbearance agreement provides for an extension of the period of time in which we have to satisfy our past due amounts owed to our landlord, which totaled $1.1 million as of the date of the agreement.

No underwriters were involved in the foregoing sales of securities. The sale and issuance of the securities described in this Item 15(b) above were exempt from registration under Section 4(2) of the Securities Act or Rule 701 under the Securities Act.

(c) Issuances of Preferred Stock and related Warrants

In July 2010, we issued 166,329 shares of our Series B Convertible Preferred Stock to three existing holders at an exercise price of $2.75 per share, for an aggregate exercise price of $457,000, pursuant to the exercise by such holders of then outstanding warrants to purchase such shares that were originally issued in connection with the sale and issuance of our Series B Convertible Preferred Stock in 2005.

From December 2010 through July 2012, we issued 6,591 shares of our Series C Convertible Preferred Stock to four existing holders at a weighted average exercise price of $3.34 per share for an aggregate exercise price of $22,000, pursuant to the exercise by such holders of then outstanding warrants to purchase such shares that were originally issued in connection with the sale and issuance of our Series C Convertible Preferred Stock in 2007.

In May, July and August 2011, warrants to purchase 59,072 shares of our Series C Convertible Preferred Stock at an exercise price of $3.30 per share were due to expire. These warrants were originally issued in connection with the sale and issuance of our Series C Convertible Preferred Stock in 2007. We offered to extend the expiration date of these warrants to May 2012, July 2012 and August 2012, respectively, in exchange for an increase in the exercise price of such warrants from $3.30 per share to $3.80 per share. Holders of warrants for the purchase of 51,800 of these warrants accepted the offer. The remaining warrants, for the purchase of 7,272 shares of our Series C Convertible Preferred Stock, expired in accordance with their respective terms.

In July and August 2011, warrants to purchase 348,910 shares of our Series C Convertible Preferred Stock at an exercise price of $2.75 per share were due to expire. These warrants were originally issued in connection with the sale and issuance of our Series C Convertible Preferred Stock in 2007. We offered to extend the expiration date of these warrants to July 2013 and August 2013, respectively, in exchange for an increase in the exercise price of such warrants from $2.75 per share to $3.25 per share. Holders of warrants for the purchase of 334,364 shares of our

Series C Convertible Preferred Stock accepted the offer. The remaining warrants, for the purchase of 14,546 shares of our Series C Convertible Preferred Stock, expired in accordance with their respective terms.

In November 2011, we issued and sold an aggregate of 685,555 shares of our Series E Convertible Preferred Stock to eight investors at a purchase price of $2.75 per share, for an aggregate purchase price of $1.9 million. As part of this offering, we also issued to these investors five-year warrants for the purchase of 339,351 shares of our common stock at an exercise price of $8.33 per share.

In July and August 2012, warrants to purchase 42,300 shares of our Series C Convertible Preferred Stock at an exercise price of $3.80 per share were due to expire. These warrants were originally issued in connection with the sale and issuance of our Series C Convertible Preferred Stock in 2007 (and, as described above, were amended in 2011). We offered to extend the expiration date of these warrants to July 2013 and August 2013, respectively, in exchange for an increase in the exercise price of such warrants from $3.80 per share to $4.05 per share. Holders of warrants for the purchase of 34,064 of these warrants accepted the offer. The remaining warrants, for the purchase of 8,236 shares of our Series C Convertible Preferred Stock, expired in accordance with their respective terms.

In July and August 2012, warrants to purchase 342,000 shares of our Series C Convertible Preferred Stock at an exercise price of $3.25 per share were due to expire. These warrants were originally issued in connection with the sale and issuance of our Series C Convertible Preferred Stock in 2007 (and, as described above, were amended in 2011). We offered to extend the expiration date of these warrants to July 2013 and August 2013, respectively, in exchange for an increase in the exercise price of such warrants from $3.25 per share to $3.50 per share. Holders of warrants for the purchase of 308,727 of these warrants accepted the offer. The remaining warrants, for the purchase of 33,273 shares of our Series C Convertible Preferred Stock, expired in accordance with their respective terms.

In August 2012, we issued and sold 47,000 shares of our Series E Convertible Preferred Stock at a purchase price of $2.75 per share, for an aggregate purchase price in the form of surrender of accounts payable of $129,250. In connection with this sale, we also issued to this investor a five year warrant for the purchase of 23,265 shares of our common stock at an exercise price of $8.33 per share.

In November 2012, the applicable holders of $7.5 million in aggregate principal amount of and accrued interest on our outstanding subordinated promissory notes with rates of interest ranging from six percent to 12% that were then past due or scheduled to come due in the immediate future surrendered their right to payment of those promissory notes in exchange for an aggregate of 4,290,136 shares of our Series NC Convertible Preferred Stock. In connection with this surrender and issuance, these noteholders surrendered warrants for the purchase of an aggregate of 637,813 shares of our common stock with exercise prices ranging from $5.24 per share to $15.15 per share in exchange for warrants of a like tenor for the purchase of an aggregate of 637,813 shares of our common stock with exercise prices of $4.55 per share that are exercisable through November 2017.

No underwriters were involved in the foregoing sales of securities. The securities described above were sold and issued to accredited investors in reliance upon the exemption from the registration requirements of the Securities Act, as set forth in Section 3(a)(9) and Section 4(2) of the Securities Act and Rule 506 of Regulation D under the Securities Act.

(d) Issuances of Subordinated Promissory Notes and related Warrants

From March 2009 through December 2009, we issued $5,035,000 aggregate principal amount of subordinated promissory notes in a private placement to certain accredited investors. The notes bear a weighted average annual interest rate of 6.2%, with the principal and accrued interest balances due two years after the date of issuance. We may elect to prepay the notes at any time without penalty. In the private placement, we also issued warrants to purchase 471,880 shares of our common stock with exercise prices ranging from $12.12 to $21.21 per share. The warrants are now fully exercisable and have a term of five years from their date of issue.

In July 2009 and August 2009, we issued $5,071,000 in subordinated promissory notes in a private placement to certain accredited investors. Of this amount, $1,571,000 was used to repay the principal and accrued interest on a subordinated promissory note we issued in September 2008. The new notes bear interest at the rate of 13% per annum, with the principal and accrued interest balances due two years after the date of issuance. We may elect to prepay the notes at any time without penalty. In the private placement, we also issued warrants to purchase 468,600 shares of our common stock with an exercise price of $12.12 per share. The warrants are now fully exercisable and have a term of five years from their date of issue. In connection with this issuance of subordinated promissory notes, warrants to purchase 70,290 shares of our common stock with an exercise price of $21.21 per share associated with the subordinated promissory note issued in September 2008 and repaid in July 2009 were cancelled and replaced by warrants to purchase 140,580 shares of our common stock with an exercise price of $12.12 per share.

In February and March 2010, we issued $525,000 aggregate principal amount of subordinated promissory notes to certain accredited investors. The notes bear interest at the rate of 6.0% per annum, with the principal and accrued interest balances generally due two years after the date of issuance, depending on the provisions of the note. We may elect to prepay the notes at any time without penalty. In connection with this offering, we also issued warrants to purchase 49,203 shares of our common stock with an exercise price of $12.12 per share. The warrants are now fully exercisable and have a term of five years from their date of issue.

In March 2010, we issued $5,250,000 aggregate principal amount of subordinated notes in a private placement to certain accredited investors. The notes bear interest at the rate of 6% per annum, with the principal and accrued interest balances due two years after the date of issuance. We may elect to prepay the notes at any time without penalty. In the private placement, we also issued warrants to purchase 519,750 shares of our common stock with an exercise price of $15.15 per share. The warrants are now fully exercisable and have a term of five years from their date of issue.

In April 2010, we and the applicable note holder amended a subordinated promissory note with a principal amount of $1,000,000 set to mature in August 2010 by extending the maturity date to April 2011. In connection with this amendment, we cancelled a warrant to purchase 93,720 shares of our common stock at an exercise price of $21.21 per share held by the note holder which was to expire five years after the issuance date, and reissued a warrant to purchase 93,720 shares of our common stock at an exercise price of $15.15 per share to the note holder which will expire six and one-half years after the original issuance date. Also in April 2010, we and the applicable note holders amended certain subordinated promissory notes with an aggregate principal amount of $5,040,000 set to mature between August 2010 and December 2011 by extending the maturity dates to April 2012. These notes are now due and owing. In connection with these amendments, we cancelled warrants to purchase 472,349 shares of our common stock at an exercise price of $21.21 per share held by the note holders which were to expire five years after the issuance date and reissued warrants to purchase 472,349 shares of our common stock at an exercise price of $15.15 per share to the note holders which will expire six and one-half years after the original issuance date.

In November 2010, we and the applicable note holder amended certain promissory notes with an aggregate principal amount of $2,500,000 set to mature in April 2010, February 2011, May 2011 and November 2011, by extending the maturity dates to December 2012. In connection with these amendments, we cancelled warrants to purchase 234,300 shares of our common stock at exercise prices of $12.12, $15.15 and $21.21 per share held by the note holder and reissued warrants to purchase 234,300 shares of our common stock at an exercise price of $9.09 per share to the note holder which will expire in January 2016.

From December 2010 through May 2011, we issued $1,300,000 aggregate principal amount of promissory notes to certain accredited investors. The notes bear interest at the rate of 7.0% per annum, and generally mature in December 2012. In connection with the issuance of these notes, we also issued warrants to purchase 128,700 shares of our common stock with an exercise price of $9.09 per share. The warrants have a term of five years from their date of issue.

In June 2011, we and the applicable note holder amended a certain promissory note with an aggregate principal amount of $2,000,000 set to mature in July 2011, by extending the maturity date to December 2012. In connection with this amendment, we cancelled a warrant to purchase 187,440 shares of our common stock at an exercise price of $12.12 per share held by the note holder and reissued a warrant to purchase 187,440 shares of our common stock at an exercise price of $9.09 per share to the note holder which will expire in August 2014.

In August 2011, we and the applicable note holder exchanged promissory notes with an aggregate principal amount of $3,071,000 that were originally set to mature in July 2011 for promissory notes with an aggregate principal amount of $3,900,000, set to expire December 2011 and February 2012. In connection with this exchange, we cancelled warrants to purchase 281,160 shares of our common stock at an exercise price of $12.12 per share held by the note holder and reissued a warrant to purchase 429,000 shares of our common stock at an exercise price of $9.09 to the note holder which will expire in August 2016.

In October and December 2011, we and the applicable note holders amended promissory notes with an aggregate principal amount of $595,000 that were set to expire in November and December 2011, by extending the maturity dates to dates in 2012. In connection with this amendment, we amended warrants to purchase 55,764 shares of our common stock by reducing the exercise price from $12.12 per share to $9.09 per share.

From November 2011 through January 2012, we issued $695,000 aggregate principal amount of promissory notes to certain accredited investors. The notes bear interest at the rate of 12.0% per annum, and matured in April 2012. In connection with this offering, we issued warrants to purchase 114,675 shares of our common stock at an exercise price of $5.24 per share to the note holders which will expire five years from their date of issue.

In February 2012, we and the applicable note holder amended a certain promissory note with a principal amount of $250,000 set to mature in April 2012, by extending the maturity date to June 2012. In connection with this amendment, we amended a warrant to purchase 23,430 shares of our common stock at an exercise price of $15.15 per share held by the note holder, by reducing the exercise price to $9.09 per share and extending the term of the warrant until June 2017.

In February 2012, we and the applicable note holders amended certain promissory notes with an aggregate principal amount of $400,000 set to mature in February 2012, by extending the maturity dates to April 2012. In connection with these amendments, we amended warrants to purchase 37,488 shares of our common stock at an exercise price of $12.12 per share held by the note holder, by reducing the exercise price to $9.09 per share and extending the term of the warrant until April 2017.

In March 2012, we issued $1,150,000 aggregate principal amount of promissory notes to certain accredited investors. The notes bear interest at the rate of 10.0% per annum, with the principal and accrued interest balances generally due in June 2012. In connection with the issuance of these notes, we issued warrants to purchase 113,850 shares of our common stock with an exercise price of $5.24 per share which will expire five years from their date of issue.

In November 2012, the applicable holders of $14.4 million in aggregate principal amount of and accrued interest on our outstanding subordinated promissory notes with rates of interest ranging from six percent to 13% that were then past due or scheduled to come due in the immediate future surrendered their right to payment of those promissory notes in exchange for new promissory notes in aggregate principal amount of $14.4 million with eight and one-half percent rates of interest and November 2015 maturity dates. In connection with this surrender and issuance, these noteholders surrendered warrants for the purchase of an aggregate of 1,156,013 shares of our common stock with exercise prices ranging from $5.24 per share to $15.15 per share in exchange for warrants of a like tenor for the purchase of an aggregate of 1,734,020 shares of our common stock with exercise prices of $5.30 per share that are exerciseable through November 2017.

No underwriters were involved in the foregoing sales of securities. The sale and issuance of the securities described in this Item 15(d) above were exempt from registration under Section 3(a)(9) and Section 4(2) of the Securities Act or Rule 506 of Regulation D under the Securities Act.

(e) Issuances of Other Warrants

In October 2010, we issued a consultant a warrant to purchase 9,900 shares of our common stock at an exercise price of $6.09 per share in connection with services provided to us. The warrant is set to expire in September 2015.

In August 2011, we issued to certain non-employee members of our board of directors warrants to purchase an aggregate of 33,000 shares of our common stock at an exercise price of $5.24 per share. These warrants will expire five years from their date of issue.

In October 2011, we issued a consultant a warrant to purchase 24,750 shares of our common stock at an exercise price of $0.76 per share in connection with services provided to us. The warrant is set to expire in October 2014.

In May 2012, we issued to certain non-employee members of our board of directors warrants to purchase an aggregate of 9,900 shares of our common stock at an exercise price of $5.24 per share. These warrants will expire five years from their date of issue.

No underwriters were involved in the foregoing sales of securities. The securities described in this Item 15(c) above were sold and issued to accredited investors in reliance upon the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) of the Securities Act or Rule 506 of Regulation D under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

See “Exhibit Index.”

Item 17. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

The registrant hereby undertakes that:

(a)	For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from a form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

(b)	For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vista, State of California, on this day of February 5, 2013.

AUTOGENOMICS, INC.

By:	/s/ Fareed Kureshy
Fareed Kureshy
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the dates indicated below.

Name	Title	Date

/s/ Fareed Kureshy Fareed Kureshy	Chairman, President, Chief Executive Officer and Director (principal executive officer)	February 5, 2013

/s/ Thomas V. Hennessey, Jr. Thomas V. Hennessey, Jr.	Chief Operating Officer, Chief Financial Officer and Director (principal financial officer and principal accounting officer)	February 5, 2013

/s/ Stephen Allison* Stephen Allison	Director	February 5, 2013

/s/ Charles Birmingham* Charles Birmingham	Director	February 5, 2013

/s/ Laurence M. Demers, Ph.D.* Laurence M. Demers, Ph.D.	Director	February 5, 2013

/s/ Donald E. Pogorzelski* Donald E. Pogorzelski	Director	February 5, 2013

/s/ Peter Wilding, Ph.D.* Peter Wilding, Ph.D.	Director	February 5, 2013

/s/ Eugene J. Zurlo* Eugene J. Zurlo	Director	February 5, 2013

*By	/s/ Fareed Kureshy
Fareed Kureshy
Attorney-in-fact

Exhibit Index

Exhibit Number	Exhibit Description

1.1*	Form of Underwriting Agreement

3.1*	Certificate of Incorporation of the Registrant

3.2*	Certificate of Designation of Series E Preferred Stock of the Registrant

3.3*	Amended and Restated Bylaws of the Registrant

3.4*	Certificate of Designation of Series NC Preferred Stock of the Registrant

3.5*	Certificate of Amendment of Certificate of Incorporation of the Registrant

4.1	Form of Common Stock Certificate

4.2*	Subordinated Promissory Note (No. 200907-001), issued by the Registrant to Tregale Group Ltd in the principal amount of $1,500,000

4.3*	Subordinated Promissory Note (No. 200907-002), issued by the Registrant to Tregale Group Ltd in the principal amount of $1,571,014

4.4*	Subordinated Promissory Note (No. 200908-001), issued by the Registrant to Scott GRAT No. 5 in the principal amount of $2,000,000

4.5*	Agreement to Furnish Debt Instruments

5.1*	Opinion of Bingham McCutchen LLP, related to the shares of common stock being sold in the initial public offering.

10.1*	Indemnification Agreement dated April 28, 2010, by and between the Registrant and Ram Vairavan (all other Indemnification Agreements, which are substantially identical in all material respects, except as to the parties thereto and the dates of execution, are omitted pursuant to Instruction 2 to Item 601 of Regulation S-K)

10.2*f	2000 Equity Incentive Plan and forms of agreements relating thereto

10.3*f	Form of Common Stock Option Agreement used for certain grants outside of the 2000 Equity Incentive Plan

10.4*f	2008 Equity Incentive Award Plan and form of stock option agreement relating thereto

10.5*f	2008 Employee Stock Purchase Plan

10.6*	Director Compensation Policy

10.7*	Registration Rights Agreement dated July 19, 2006, by and among the Registrant, MESA Development Inc. of Nevada and the purchasers of the Registrant’s Series C Convertible Preferred Stock

10.8*	License Agreement dated April 14, 2006, between the Registrant and Mayo Foundation for Medical Education and Research

10.9*	Nonexclusive Patent License Agreement dated April 14, 2006, between the Registrant and the Mayo Foundation for Medical Education and Research

10.10*	Standard Industrial/Commercial Single Tenant Lease dated February 12, 2009, by and between PCCP DJ Ortho, LLC (“PCCP”) and the Registrant (the “Vista Lease”)

10.11*	First Amendment to Vista Lease dated August 6, 2009 by and between PCCP and the Registrant; Second Amendment to Vista Lease dated August 13, 2010 by and between PCCP and the Registrant; Third Amendment to Vista Lease dated March 14, 2011 by and between PCCP and the Registrant; Fourth Amendment to Vista Lease dated May 20, 2011 by and between PCCP and the Registrant; Fifth Amendment to Vista Lease dated July 26, 2011 by and between PCCP and the Registrant; Sixth Amendment to Vista Lease dated December 1, 2011 by and between PCCP and the Registrant; Seventh Amendment to Vista Lease dated March 30, 2012 by and between PCCP and the Registrant; and Eighth Amendment to Vista Lease dated July 1, 2012 by and between PCCP and the Registrant

Exhibit Number	Exhibit Description

10.12*	Subordinated Promissory Note (No. 200809-010), issued by the Registrant to William Davidson in the principal amount of $100,000 (all other Subordinated Promissory Notes which are substantially identical in all material respects to this Subordinated Promissory Note, except as to the parties thereto, dates of issuance, principal amounts, interest rates and maturity dates, are omitted pursuant to Instruction 2 to Item 601 of Regulation S-K)

10.13*	Subordinated Promissory Note (No. 201003-001), issued by the Registrant to Elissa Kenna Trust in the principal amount of $500,000 (all other Subordinated Promissory Notes which are substantially identical in all material respects to this Subordinated Promissory Note, except as to the parties thereto, dates of issuance, principal amounts and maturity dates, are omitted pursuant to Instruction 2 of Item 601 of Regulation S-K)

10.14*	Warrant to Purchase Common Stock (No. CS-05), dated March 21, 2007, issued to AR Properties (all other Warrants to Purchase Common Stock which are substantially identical in all material respects to this Warrant to Purchase Common Stock, except as to the parties thereto, dates of issuance, number of warrant shares, exercise prices, vesting periods and expiration dates, are omitted pursuant to Instruction 2 of Item 601 of Regulation S-K)

10.15*	Warrant to Purchase Common Stock (No. 201004-010), dated April 15, 2010, issued to Terrance A Noonan (all other Warrants to Purchase Common Stock which are substantially identical in all material respects to this Warrant to Purchase Common Stock, except as to the parties thereto, dates of issuance, number of warrant shares, exercise prices and expiration dates, are omitted pursuant to Instruction 2 of Item 601 of Regulation S-K)

10.16*	Warrant to Purchase Common Stock (No. 200908-001), dated August 19, 2009, issued to Scott GRAT No. 5

10.17*	Warrant to Purchase Common Stock (No. 201003-001), dated March 9, 2010, issued to Elissa Kenna Trust (all other Warrants to Purchase Common Stock which are substantially identical in all material respects to this Warrant to Purchase Common Stock, except as to the parties thereto, dates of issuance, number of warrant shares and expiration dates, are omitted pursuant to Instruction 2 of Item 601 of Regulation S-K)

10.18*	Warrant to Purchase Preferred Stock (No. C-01), dated December 30, 2005, issued to The Rue Family Trust dtd 2-10-89, Michael M. Rue, Trustee (all other Warrants to Purchase Preferred stock which are substantially identical in all material respects to this Warrant to Purchase Preferred Stock, except as to the parties thereto, dates of issuance, number of warrant shares and expiration dates, are omitted pursuant to Instruction 2 of Item 601 of Regulation S-K)

10.19*	Warrant to Purchase Series C Convertible Preferred Stock (No. C2-01), dated July 19, 2006, issued to Robert A. Levin (all other Warrants to Purchase Series C Convertible Preferred Stock which are substantially identical in all material respects to this Warrant to Purchase Series C Convertible Preferred Stock, except as to the parties thereto, dates of issuance, number of warrant shares and expiration dates, are omitted pursuant to Instruction 2 of Item 601 of Regulation S-K)

10.20*	Warrant to Purchase Common Stock (No. E-01), dated November 29, 2011, issued to Roland F. Smith (all other Warrants to Purchase Common Stock that are substantially identical in all material respects to this Warrant to Purchase Common Stock, except as to number of warrant shares, are omitted pursuant to Instruction 2 of Item 601 of Regulation S-K)

10.21*	8-1/2% Subordinated Note (No. 201211-001), issued by the Registrant to Argus Reinsurance, Ltd in the principal amount of $312,671.23 (all other 8-1/2% Subordinated Notes which are substantially identical in all material respects to this 8-1/2% Subordinated Note, except as to the parties thereto and principal amounts, are omitted pursuant to Instruction 2 of Item 601 of Regulation S-K)

10.22*	Security Agreement by and between the Registrant and Citibank, N.A., acting through its Citibank Agency & Trust Division, as collateral agent for the holders of the New Notes (as defined therein)

Exhibit Number	Exhibit Description

10.23*

Warrant to Purchase Common Stock (No. 201211-050) issued to AR Properties (all other Warrants to Purchase Common Stock which are substantially identical in all material respects to this Warrant to Purchase Common Stock, except as to the parties thereto, number of warrant shares and exercise prices, are omitted pursuant to Instruction 2 of Item 601 of Regulation S-K)

10.24*	Promissory Note (No. 201301-001), issued by the Registrant to A R Properties in the principal amount of $2,400,000

10.25*f	Employment Agreement dated January 3, 2013, by and between the Registrant and Fareed Kureshy

10.26*	Ninth Amendment to Vista Lease dated December 27, 2012 by and between PCCP and the Registrant and associated Issuance Letter of even date therewith

16.1*	Letter regarding change in certifying accountant

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

*	Previously filed.
f	Indicates a management contract or compensatory plan or arrangement.